SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

AMENDED CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2002

Centex Construction Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984	75-2520779
(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

     Reference is made to the Current Report on Form 8-K filed by Centex Construction Products, Inc. on March 28, 2002 (the “Form 8-K”). Pursuant to Rule 12b-15 of the Securities Exchange Act of 1934, as amended, the Form 8-K is hereby amended and restated to read in its entirety as follows:

Item 4.  Changes in Registrant’s Certifying Accountant.

     On March 23, 2002, the audit committee of the board of directors of Centex Construction Products, Inc., a Delaware corporation (the “Company”), approved the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent auditors for the fiscal year ending March 31, 2002, to replace Arthur Andersen LLP (“Arthur Andersen”), who were dismissed as the Company’s auditors effective immediately. This action followed the audit committee’s decision to seek proposals from independent accountants to audit the Company’s financial statements.

     Arthur Andersen’s audit reports on the Company’s financial statements as of and for the two most recent fiscal years, which ended March 31, 2000 and 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company’s two most recent fiscal years, which ended March 31, 2000 and 2001, respectively, and the subsequent interim period through March 23, 2002:

(i)	there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(ii)	none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

(iii)	the Company did not consult with Ernst & Young regarding any of the matters or events described in item 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company provided Arthur Andersen with a copy of the foregoing statements. A letter from Arthur Andersen, dated April 1, 2002, stating its agreement with such statements is attached hereto as Exhibit 16.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CONSTRUCTION PRODUCTS, INC

By: /s/ Arthur R. Zunker, Jr.
Name: Arthur R. Zunker, Jr.
Title: Senior Vice President – Finance and Treasurer

Date: April 1, 2002.

EXHIBIT INDEX

Exhibit
Number	Description

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant